Exhibit 99.2
Williams Partners L.P. 2006 4th Quarter Earnings February 22, 2007

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements might contain or incorporate by reference forward-looking statements - statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words such as "anticipate," believe," "could," "continue," "estimate," "expect," "forecast," "may," "plan," "potential," "project," "schedule," "will," and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others: We may not have sufficient cash from operations to enable us to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner. Because of the natural decline in production from existing wells and competitive factors, the success of our gathering and transportation businesses depends on our ability to connect new sources of natural gas supply, which is dependent on factors beyond our control. Any decrease in supplies of natural gas could adversely affect our business and operating results. Our processing, fractionation and storage businesses could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas. Lower natural gas and oil prices could adversely affect our fractionation and storage businesses. We depend on certain key customers and producers for a significant portion of our revenues and supply of natural gas and natural gas liquids. The loss of any of these key customers or producers could result in a decline in our revenues and cash available to pay distributions. If third-party pipelines and other facilities interconnected to our pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, our revenues and cash available to pay distributions could be adversely affected. Forward Looking Statements

Our future financial and operating flexibility may be adversely affected by restrictions in our indentures and by our leverage. Our partnership agreement limits our general partner's fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty. Williams' revolving credit facility and Williams' public indentures contain financial and operating restrictions that may limit our access to credit. In addition, our ability to obtain credit in the future will be affected by Williams' credit ratings. Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to the detriment of our unitholders. Even if unitholders are dissatisfied, they will have little ability to remove our general partner without its consent. Unitholders may be required to pay taxes on your share of our income even if you do not receive any cash distributions from us. Our operations are subject to operational hazards and unforeseen interruptions for which we may or may not be adequately insured. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in our reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from our offices or from our website at www.williamslp.com. Forward Looking Statements (cont.)

Headlines Record NGL margins in 2006 Combined distributable cash flow up 11% and adjusted EBITDA up 17.5% for 2006 4Q06 adjusted EBITDA up 7% over 4Q05 Fourth consecutive cash distribution increase Cash distribution increased 4.4% in 4Q06 vs 3Q06 and 34% year-over-year Four Corners acquisition completed in 4Q06

Four Corners Transaction Overview Transaction closed on December 13. WPZ acquired the remaining 74.9% interest in Four Corners LLC for $1.223 billion Transaction financed with the issuance of equity and debt $600 million 7.25% Senior Notes due 2017 Equity offering - issued 10,955,030 common units and 6,805,492 Class B units

Distribution Growth Financial Overview 11/14/05 2/14/06 5/15/06 8/14/06 11/14/06 2/14/07 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 $ in Millions GP Interest LP Interest Pro-rated for the 39-day period following the IPO closing date 8/23/05 - 9/30/05

Financial Overview Don Chappel Chief Financial Officer

Partnership Results Net Income - 2005 * $32.2 $118.4 Gathering and Processing - West Segment Profit 6.0 26.5 Gathering and Processing - Gulf Segment Profit (4.7) 1.9 NGL Services Segment Profit 1.5 2.0 General and Administrative Expense 0.5 (3.0) Interest Expense (4.6) (0.2) Cumulative effect of change in accounting principle 1.3 1.3 Net Income - 2006 * $32.2 $146.9 Dollars in millions * Restated to include 100% of Four Corners' Earnings. Financial Overview 4th Quarter Year $28.5

2006 2005 2006 2005 Williams Partners L.P. excluding equity method investments $47.6 $40.6 $192.1 $164.0 Discovery - our 40% interest 4.2 7.7 21.3 17.6 Total $51.8 $48.3 $213.4 $181.6 Adjusted EBITDA Financial Overview Dollars in millions 4th Quarter* Year* Note: Adjusted EBITDA is a non-GAAP measure. A reconciliation to its most relevant measure included in GAAP is included at the end of this presentation. * Restated to include 100% of Four Corners' Earnings.

2006 2005 2006 2005 Williams Partners L.P. excluding equity method investments Adjusted EBITDA $47.6 $40.6 $192.1 $164.0 Add: Omnibus agreement reimbursements 1.0 1.6 5.2 1.6 Less: Interest expense** (4.7) (0.2) (8.2) (0.6) Maintenance capital expenditures (6.0) (6.6) (26.4) (15.8) Total 37.9 35.4 162.7 149.2 Discovery - our 40% interest 4.4 7.8 21.8 17.2 Total $42.3 $43.2 $184.5 $166.4 Distributable Cash Flow Financial Overview Dollars in millions 4th Quarter* Year* Note: Distributable Cash Flow is a non-GAAP measure. A reconciliation to its most relevant measure included in GAAP is included at the end of this presentation. * * Interest expense adjustment for 2006 is total net interest expense. 2005 values do not include non-cash affiliate interest expense. * Restated to include 100% of Four Corners' Earnings.

Distributable Cash Flow for L.P. Unitholders* $6.8 $6.1 $12.8 $15.3 $41.0 Weighted Average Units Outstanding (millions) 14.0 14.9 21.6 25.3 19.0 Distributable Cash Flow/Wtg. Avg. L.P. Unit $0.48 $0.40 $0.60 $0.61 $2.09 Per unit Distributions paid $0.38 $0.425 $0.45 $0.47 $1.725 Distributable Cash Flow per Weighted Average L.P. Unit Financial Overview Dollars in millions 2006 Note: Distributable Cash Flow is a non-GAAP measure. A reconciliation to its most relevant measure included in GAAP is included at the end of this presentation. * Excludes Distributable Cash Flow attributable to Four Corners' pre-partnership operations and considers only actual distributions received from Discovery. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr Total

Cash balance at September 30, 2006 as restated $38.1 Cash flow from operations 55.5 Net proceeds from debt and equity offerings 1,228.2 Acquisition of 74.9% interest in Four Corners (1,223.0) Pre-December 13 Four Corners distributions to Williams (40.7) Capital Expenditures (10.2) Distributions to Unitholders (10.1) Other 19.7 Cash Balance at December 31, 2006 $57.5 Dollars in millions Note: $19.5 million in distributions were paid on February 14, 2007. Financial Overview Williams Partners L.P. Cash Information

Operations Review Alan Armstrong Chief Operating Officer

Margins Above Average Operations Review Note: Actual realized margins. Five year average of 29.0 cpg is calculated for the period 1Q02-4Q06. Four Corners NGL Average Realized Net Margin and Volumes by Year Realized Margin Total NGL Prod (MM Gals) Equity NGL Sales (MM Gals) Avg. Realized Margin Total Production & Equity Volumes by Year (MM Gallons) Realized Margin (Cents / Gallon)

Margins Above Average Operations Review Note: Actual realized margins. Five year average of 29.0 cpg is calculated for the period 1Q02-4Q06. Four Corners NGL Average Realized Net Margin and Volumes by Quarter Realized Margin Total NGL Prod (MM Gals) Equity NGL Sales (MM Gals) Avg. Realized Margin Total Production & Equity Volumes by Quarter (MM Gallons) Realized Margin (Cents / Gallon)

Four Corners Growth Propects Bright Operations Review

NGL Storage Operations Review

Propane Inventories Experiencing Heavy Draws Operations Review Source: Energy Information Agency (EIA)

Update on Discovery Growth Propects Tahiti: Progressing as scheduled, still on budget Projected in-service is first half of 2008 Surrounding prospects being pursued Processing prospects: TETCO processing continues Additional business being pursued Operations Review

Key Points Record NGL margins in 2006 Healthy drilling environment Organic growth in existing business 2006 combined distributable cash flow up 11% and adjusted EBITDA up 17.5% 4Q adjusted EBITDA up 7% over 4Q05 Fourth consecutive cash distribution increase Cash distribution increased 4.4% in 4Q06 vs 3Q06 and 34% year-over-year Four Corners acquisition completed in 4Q06 Operations Review

Q&A

Non-GAAP Reconciliations

Non-GAAP Disclaimer This presentation includes certain financial measures, Adjusted EBITDA Excluding Investment in Discovery, in our case, and Adjusted EBITDA in Discovery's case, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. For Williams Partners L.P., we define Adjusted EBITDA Excluding Investment in Discovery as the sum of net income (loss) plus interest (income) expense and depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our equity earnings in Discovery and we also adjust for certain non-cash, non-recurring items. For Discovery, we define Adjusted EBITDA as net income plus interest (income) expense, depreciation, amortization and accretion and we also adjust for certain non-cash, non-recurring items. Our equity share of Discovery's Adjusted EBITDA is 40%. For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus the non-cash affiliate interest expense associated with the advances from affiliate that were forgiven by Williams, depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For Discovery we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. Our equity share of Discovery's Distributable Cash Flow is 40%. For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit. This presentation is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership's assets and the cash that the business is generating. Neither Adjusted EBITDA nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

WPZ Adjusted EBITDA Excluding Equity Method Investments

Discovery Producer Services Adjusted EBITDA Reconciliation

WPZ Distributable Cash Flow Reconciliation

WPZ Distributable Cash Flow Per L.P. Unit Reconciliation

Discovery Producer Services Distributable Cash Flow Reconciliation

Williams Partners L.P.